CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us under “Financial Highlights” in the Prospectus dated June 1, 2010 of Invesco Dividend Growth Securities Fund, a series of the AIM Counselor Series Trust (Invesco Counselor Series Trust), which is incorporated by reference into the Joint Proxy Statement/Prospectus included in this Registration Statement on Form N-14 (the “Registration Statement”) of the AIM Equity Funds (Invesco Equity Funds) (the “Registrant”).
We also consent to the incorporation by reference in the Statement of Additional Information included in the Registration Statement of our report dated April 26, 2010, relating to the financial statements and financial highlights of Morgan Stanley Dividend Growth Securities, Inc. for the year ended February 28, 2010. We also consent to the incorporation by reference of such foregoing report dated April 26, 2010, in the Statement of Additional Information dated October 29, 2010 of AIM Counselor Series Trust (Invesco Counselor Series Trust), which in turn is incorporated by reference into the statement of additional information included in the Registration Statement of the Registrant.
/s/ Deloitte & Touche LLP
New York, New York
November 23, 2010